Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of December 10, 2013

Among

HEADWATERS INCORPORATED,

the GUARANTORS named herein
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

7¼% Senior Notes due 2019

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314 (a)(1)	N.A.
(a)(2)	4.17
(a)(3)	N.A.
(a)(4)	4.06
(b)	N.A.
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	6.05; 7.01(c)
(e)	6.11
316 (a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318 (a)	12.01

N.A. means Not Applicable

Note:                  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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EXHIBITS

Exhibit A                             —                           Form of Note

Exhibit B                             —                           Form of Legend for 144A Notes and Other Notes That Are Restricted Notes

Exhibit C                             —                           Form of Legend for Regulation S Note

Exhibit D                             —                           Form of Legend for Global Note

Exhibit E                              —                           Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit F                               —                           Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit G                             —                           Form of Supplemental Indenture To Be Delivered by Subsequent Guarantors

SCHEDULES

Schedule I                       —                           Guarantors

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of December 10, 2013, by and among HEADWATERS INCORPORATED, a Delaware corporation (the “Issuer”), as Issuer, the Guarantors party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                   Definitions.

Set forth below are certain defined terms used in this Indenture.

“2.50% Convertible Notes” means the Issuer’s 2.50% convertible senior subordinated notes due 2014.

“8.75% Convertible Notes” means the Issuer’s 8.75% convertible senior subordinated notes due 2016.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means “Registration Default Damages” as such term is defined in the Registration Rights Agreement and similar terms (including “Liquidated Damages”) relating to amounts paid in the event the Issuer fails to satisfy certain conditions set forth therein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                 1% of the then outstanding principal amount of the Notes; and

(2)                                 the excess, if any, of:

(a)                                 the present value at such redemption date of (i) the Redemption Price of the Note, at January 15, 2016 (such Redemption Price being set forth in the applicable table in Section 5 of the Notes), plus (ii) all required interest payments due on the Note through January 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over

(b)                                 the then applicable outstanding principal amount of the Note.

“Asset Acquisition” means (a) an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means:  (1) the sale, lease, conveyance or other disposition of any assets or rights of the Issuer or any Restricted Subsidiary (for purposes of clarity, other than Equity Interests of the Issuer); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.09 and/or Section 5.01 and not by Section 4.13; and (2) the issuance or sale of Equity Interests in or by any of the Issuer’s Restricted Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 4.10 and director’s qualifying shares or shares required by applicable law to be held by Persons other than the Issuer or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

(2)                                 a transfer of property or assets (i) between or among the Issuer and Restricted Subsidiaries that are Guarantors or (ii) between or among Foreign Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary that is a Guarantor to the Issuer or to another Restricted Subsidiary that is a Guarantor;

(4)                                 the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment that is permitted under Section 4.11 or a Permitted Investment;

(7)                                 the licensing of intellectual property to third Persons in the ordinary course of business other than the exclusive, long-term licensing of intellectual property that extends beyond
January 15, 2019;

(8)                                 any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(9)                                 any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business;

(10)                          any foreclosures of assets;

(11)                          any disposition of an account receivable in connection with the collection, forgiveness or compromise thereof;

(12)                          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in the ordinary course of business;

(13)                          any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by this Indenture or the Notes; and

(14)                          the sale or other disposition of the Equity Interests of any Unrestricted Subsidiary that was an Unrestricted Subsidiary on the Issue Date.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:  (1) with respect to a corporation, the Board of Directors of the corporation or a committee thereof authorized to exercise the power of the Board of Directors of such corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to:

(1)                                 85% of the value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2)                                 65% of the value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(3)                                 100% of the unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or the place of payment are required or authorized by law or other governmental action to be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:  (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:  (1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States having maturities of not more than 24 months from the date of acquisition; (3) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of Canada, any member nation of the European Union or the sovereign nation or agency in which any Foreign Restricted Subsidiary is organized having maturities of not more than 12 months from the date of acquisition; (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million; (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the rating of P-2 or better from Moody’s or A-2 or better from S&P and in each case maturing no more than 12 months from the date of acquisition; (7) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s or S&P with maturities of no more than 24 months from the date of acquisition; (8) Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A-2 or higher from Moody’s with maturities of no more than 12 months from the date of acquisition; (9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and (10) investments in funds which invest at least 95% of their assets in Cash Equivalents of the kinds described in clauses (1) through (9) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Issuer;

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or

(3)                                 the Issuer sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Issuer or (y) a Successor Entity in which a majority or more of the voting power of the Voting Stock is held by the stockholders of the Issuer immediately prior to such transaction or series of related transactions.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Commission” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) Fixed Charges of such Person and its Restricted Subsidiaries for such period to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles and amortization of write-offs of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (4) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus (5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; minus (6) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2) during such period, to the extent not previously included therein);

(3)                                 the cumulative effect of a change in accounting principles shall be excluded;

(4)                                 non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

(5)                                 any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;

(6)                                 any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of this Indenture, net of taxes, shall be excluded; and

(7)                                 unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Existing Notes, any other Secured Indebtedness, any Lenders Debt or any “net investment” or similar construct under any Qualified Receivables Transaction to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four full fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available in each case with such pro forma adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided that, solely for purposes of calculating the Consolidated Secured Debt Ratio, Lenders Debt will not include standby letter of credit Obligations.

“Convertible Senior Subordinated Notes” means the 8.75% Convertible Notes and the 2.50% Convertible Notes.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.02 hereof, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business and this Indenture shall be administered.

“Credit Agreement” means the Loan and Security Agreement among certain Subsidiaries of the Issuer, the financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent, dated as of October 27, 2009, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock.  Notwithstanding the prior sentence, (i) such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or such Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations, and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the Issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the new notes of the Issuer to be issued pursuant to this Indenture in exchange for the Notes pursuant to the Registration Rights Agreement, which new notes shall evidence the same Indebtedness as evidenced by the Notes exchanged therefor.

“Exchange Offer” means “Registered Exchange Offer” as such term is defined in the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Issuer after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3).

“Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the date of this Indenture, other than under the Credit Agreement, the Existing Notes Indenture and this Indenture.

“Existing Notes” means the Issuer’s existing $400.0 million aggregate principal amount 7 5/8% Senior Secured Notes due 2019, as the same may be amended from time to time.

“Existing Notes Indenture” means the indenture governing the Existing Notes, as the same may be amended or supplemented from time to time.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 the Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary of the Issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary of the Issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

(2)                                 in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of:  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus (5) the amortization or expensing of financing fees incurred by the Issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus (6) interest income actually received by the Issuer or any Restricted Subsidiary in cash for such period.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.  At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.  For the avoidance of doubt, leases or other arrangements entered into after the Issue Date that would have been accounted for as operating leases under GAAP as in effect on the Issue Date will continue to be accounted for in the same manner, regardless of any subsequent changes to GAAP.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which obligations or guaranty the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term “Guaranteed” shall have a correlative meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that, upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3)                                 foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” or “Noteholder” means the registered holder of any Note.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that has less than $1.0 million in total assets.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of the Issuer or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of the Issuer or its Restricted Subsidiary as accreted or paid.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)                                 borrowed money;

(2)                                 obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 banker’s acceptances;

(4)                                 Capital Lease Obligations;

(5)                                 Attributable Debt;

(6)                                 the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7)                                 representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)                                 the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3)                                 with respect to Indebtedness of another Person secured by a Lien on the assets of the Issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

“Initial Purchasers” means Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Avondale Partners, LLC, Canaccord Genuity Inc., Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc.

“Institutional Accredited Investor” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act who is not a QIB.

“interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.

“Interest Payment Date” each January 15 and July 15, commencing July 15, 2014 and terminating on the Maturity Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(c).  The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(c).

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.11, (i) Investments shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” shall mean December 10, 2013, the original issue date of the Notes.

“Issuer” means the party named as the “Issuer” in the first paragraph of this Indenture.

“Issuer Order” means a written request or order signed on behalf of the Issuer by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) all obligations with respect to such Indebtedness and any Hedging Obligations directly related to any Lenders Debt and (iii) all cash management obligations incurred with any lender under the Credit Agreement (or their affiliates).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity Date” means January 15, 2019.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with the disposition of any assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and (3) any gains, losses, or charges of the Issuer and its Subsidiaries incurred in connection with the Transactions together with any related provision for taxes on such gain, loss, or charge.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Note Guarantee” shall mean the Guarantee of the Notes by each Guarantor of the Issuer’s payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means any Notes authenticated and delivered under this Indenture.  The Notes, including any Additional Notes, shall be treated as a single class for purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnification, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness (including with respect to the Notes and this Indenture).

“Offering Memorandum” means the offering memorandum of the Issuer dated December 5, 2013 relating to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means, with respect to the Issuer, a certificate signed by any two Officers and, with respect to any Person, a certificate signed by the principal executive officer or principal operating officer and by the principal financial officer or principal accounting officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer.

“Parent” means any direct or indirect parent company of the Issuer.

“Pari Passu Indebtedness” means (1) with respect to the Issuer, the Notes and any Indebtedness which ranks equal in right of payment to the Notes; and (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks equal in right of payment to such Guarantor’s Note Guarantee.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto and reasonable extensions and expansions thereof.

“Permitted Investments” means:

(1)                                 any Investment in the Issuer or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Issuer; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with Section 4.13.

(5)                                 any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Issuer; provided that any such contribution shall be excluded from Section 4.11(a)(3)(b));

(6)                                 Hedging Obligations;

(7)                                 Investments having, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, an aggregate fair market value (measured on the date that each such Investment was made and without giving effect to subsequent changes in value) not in excess of $22.5 million; provided that Investments pursuant to this clause (7) shall not, directly or indirectly, fund the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent;

(8)                                 any Investment of the Issuer or any of its Restricted Subsidiaries existing on the date of this Indenture; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(9)                                 loans or advances to employees in the ordinary course of business (including for the exercise of stock options) in an amount not to exceed $2.5 million outstanding at any time;

(10)                          any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)                                 in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

(b)                                 as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, other than the exclusive, long-term licensing of intellectual property that extends beyond January 15, 2019;

(12)                          Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Issue Date do not exceed $10.0 million; provided, however, that any returns on such Investments recovered by the Issuer or a Restricted Subsidiary shall be deemed to reduce the amount thereof for purposes of calculating compliance with the foregoing limit;

(13)                          Investments by the Issuer or a Restricted Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(14)                          Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(15)                          Guarantees of Indebtedness incurred under Section 4.10 hereof;

(16)                          receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; and

(17)                          pledges or deposits that constitute Permitted Liens.

“Permitted Liens” means:

(1)                                 Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(2)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10(b)(4) covering only the assets acquired with such Indebtedness;

(3)                                 Liens of the Issuer and its Restricted Subsidiaries existing on the Issue Date (other than as permitted by clause (15) or (31) below);

(4)                                 Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(5)                                 Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(6)                                 Liens upon specific items of inventory, or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)                                 Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and similar legislation, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(8)                                 Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by Section 4.10(b)(16) covering only the assets of such Foreign Restricted Subsidiary;

(9)                                 Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

(10)                          Liens for taxes, assessments, governmental charges or claims that are not yet overdue by more than 30 days or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11)                          statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet overdue by more than 30 days or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(12)                          easements, rights-of-way, municipal and zoning ordinances and similar charges, covenants, encumbrances, title defects, survey defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Subsidiaries, taken as a whole;

(13)                          leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(14)                          Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;

(15)                          Liens securing Indebtedness incurred pursuant to Section 4.10(b)(1);

(16)                          Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(17)                          Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(18)                          Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(19)                          Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(20)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Lenders Debt, in each case securing Indebtedness under Hedging Obligations;

(22)                          Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(23)                          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                          Liens in favor of the Issuer or any Guarantor;

(26)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by a Lien referred to in the foregoing clauses (1), (2), (3), (25) and (31); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, commitment amount of Indebtedness described under clauses (1), (2), (3), (25) and (31) at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (C) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;

(27)                          with respect to any leasehold interest where the Issuer or any Restricted Subsidiary is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(28)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(29)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of setoff, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(30)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Indenture;

(31)                          Liens securing the Existing Notes outstanding on the Issue Date;

(32)                          Liens securing any Pari Passu Indebtedness incurred pursuant to Section 4.10(a); provided, however, that, at the time of incurrence of such Pari Passu Indebtedness and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0; and

(33)                          Liens securing the Notes and Note Guarantees.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described in clauses (1) through (33) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted

Liens described in clauses (1) through (33) above, the Issuer shall, in its sole discretion, classify (but not reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such item of Permitted Liens will be treated as having been incurred pursuant to only one of such clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of clauses (i), (ii) and (iii) of this definition, are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period.  Pro Forma Cost Savings described above shall be accompanied by an Officers’ Certificate delivered to the Trustee that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Issuer or any Restricted Subsidiary of the Issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or by any Restricted Subsidiary of the Issuer pursuant to which the Issuer or any Restricted Subsidiary of the Issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary of the Issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Receivables Subsidiary” means a Subsidiary of the Issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such other Restricted Subsidiary of the Issuer than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results.  Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying, to the best of such officers’

knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date, means the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  Unless otherwise specified, a Restricted Subsidiary as used herein refers to a Restricted Subsidiary of the Issuer.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Section 16 Officer” means any officer of the Issuer, its Parent or any Subsidiary of the Issuer that meets the definition of “officer” pursuant to Rule 16a-1(f) under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary of the Issuer that are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of this Indenture and the issuance of the Notes thereunder, and (b) the payment of related fees and expenses.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2016; provided, however, that if the period from the redemption date to January 15, 2016 is not equal to the constant maturity of a United

States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Securities” means one or more Notes that do not and are not required to bear the legends in the form set forth in Exhibit B or Exhibit C, including, without limitation, the Exchange Notes.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)                                 is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries at the time of such designation unless such Guarantee or credit support is released upon such designation.

As of the Issue Date, the Unrestricted Subsidiaries are Evonik Headwaters LLP, formed in the United Kingdom, Eldorado Stone Philippines, Inc., formed in the Philippines, American Lignite Energy, LLC, a Delaware limited liability company and Quarry Stone, LLC, a Utah limited liability company.

Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Issuer shall be in Default.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.                                   Other Definitions.

Term	Defined in Section

“Additional Notes”	2.01
“Affiliate Transaction”	4.14
“Agent Members”	2.16
“Asset Sale Offer”	4.13
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.02
“Covenant Suspension Event”	4.27
“Event of Default”	6.01
“Excess”	4.13
“Excess Payment”	4.13
“Excess Proceeds”	4.13
“Excess Proceeds Payment”	4.13
“Global Note”	2.16
“Indemnified Party”	7.07
“Independent Financial Advisor”	4.11
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Notes Documents”	7.01
“Offer Payment Date”	4.13
“Other Notes”	2.02
“Payment Default”	6.01
“Paying Agent”	2.04
“Permitted Debt”	4.10
“Physical Notes”	2.02
“Registrar”	2.04
“Regulation S Global Note”	2.16
“Regulation S Notes”	2.02

Term	Defined in Section

“Restricted Payments”	4.11
“Restricted Period”	2.16
“Reversion Date”	4.27
“Rule 144A Global Notes”	2.16
“Rule 144A Notes”	2.02
“Successor Company”	5.01
“Suspended Covenants”	4.27
“Suspension Period”	4.27

SECTION 1.03.                                   Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder or a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.                                   Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 words used herein implying any gender shall apply to both genders;

(6)                                 provisions apply to successive events and transactions;

(7)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8)                                 the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE II

THE NOTES

SECTION 2.01.                                   Amount of Notes.

The Trustee shall initially authenticate (a) Notes for original issue on the Issue Date in an aggregate principal amount of $150,000,000.00 upon an Issuer Order in the form of an Officers’ Certificate of the Issuer; and (b) Unrestricted Securities from time to time only in exchange for a like principal amount of the Notes in each case upon an Issuer Order in the form of an Officers’ Certificate.  The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) (any such Notes, the “Additional Notes”) for original issue upon an Issuer Order in the form of an Officers’ Certificate in aggregate principal amount as specified in such order.  Each such written order shall specify the principal amount of the Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.                                   Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and forms a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.  Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, and Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C.  The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its issuance and show the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).

SECTION 2.03.                                   Execution and Authentication.

One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Notes for the Issuer by manual or facsimile signature.

If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.  Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof.

SECTION 2.04.                                   Registrar and Paying Agent.

The Issuer shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), and (b) Notes may be presented or surrendered for payment (“Paying Agent”).The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer may act as its own Registrar or Paying Agent, except that for the purposes of Articles III and VIII and Sections 4.09 and 4.13, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned and a successor has been appointed.  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.05.                                   Paying Agent To Hold Assets in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of, principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment.  The Issuer at any time may require a Paying Agent to promptly distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to promptly distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.                                   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.                                   Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of the Notes of other authorized denominations, the Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar shall not be required to register the transfer of or exchange of any Note (i) for a period of 15 days before a selection of Notes to be redeemed of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08.                                   Replacement Notes.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer and the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 2.08 the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

SECTION 2.09.                                   Outstanding Notes.

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.  If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or Government Securities sufficient to pay all of the principal of, premium, if any, and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                                   Treasury Notes.

In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

The Issuer is not prohibited from acquiring Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

SECTION 2.11.                                   Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.  Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.12.                                   Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures.  Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13.                                   Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.  The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.                                   CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number (and corresponding “ISIN” number), and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15.                                   Deposit of Moneys.

Prior to 10:00 a.m. New York time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and the Offer Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Offer Payment Date, as the case may be.  The principal of, premium and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal amount and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.                                   Book-Entry Provisions for Global Notes.

(a)                                 Rule 144A Notes shall initially be represented by one or more notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”).  Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”).  Unrestricted Securities initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Unrestricted Global Notes” and, together with the Rule 144A Global Note and any Regulation S Global Notes representing Notes, the “Global Notes”).  The Global Notes shall bear legends as set forth in Exhibit D.  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Rule 144A Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17.  In addition, a Global Note shall be exchangeable for Physical Notes if (i) requested by a Holder of such interests or (ii) the Depositary notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depositary within 90 days.  In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to Beneficial Owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d)                                 In connection with the transfer of Global Notes as an entirety to Beneficial Owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)                                  Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) of this Section 2.16 shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f)                                   On or prior to the end of the “distribution compliance period” (as defined in Regulation S, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g)                                  Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

(h)                                 Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i)                                     The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.                                   Special Transfer Provisions.

(a)                                 Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)                                     the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that, in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and

(ii)                                  if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records (a) the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)                                     the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)                                  Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Issuer and Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect or such Note has been exchanged in the exchange offer under the Registration Rights Agreement.

(d)                                 Transfer and Exchange of Beneficial Interests in a Rule 144A Global Note or Regulation S Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Rule 144 Global Note or Regulation S Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the other requirements of Section 2.17(a) or (b) hereof and:

(i)                                     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144A) of the Issuer;

(ii)                                  such transfer is effected pursuant to the Shelf Registration Statement in accordance with, and as defined in, the Registration Rights Agreement;

(iii)                               such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with, and as defined in, the Registration Rights Agreement; or

(iv)                              the Registrar received the information required by Section 2.17(c).

and, in the case set forth in this subparagraph (iv), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Sections 2.01 and 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Rule 144A Global Note or Regulation S Global Note.

(e)                                  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Sections 2.01 and 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Rule 144A Global Notes and Regulation S Global Notes tendered for acceptance by Persons that certify in the applicable letter of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Notes and Regulation S Global Notes to be reduced accordingly.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(f)                                   General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.18.                                   Computation of Interest; Pro Rata.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In making any determinations of pro rata amounts of the Notes under this Indenture, such determinations shall be made with such adjustments as necessary so that no Notes are purchased or otherwise result in unauthorized denominations.

ARTICLE III

REDEMPTION

SECTION 3.01.                                   Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.  Subject to Section 3.03, the Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date, together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                   Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)                                 if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                 if the Notes are not so listed on any national securities exchange, on a pro rata basis, by lot or such similar method in accordance with the procedures of the Depositary.

No Notes of $2,000 principal amount or less shall be purchased or redeemed in part.

SECTION 3.03.                                   Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall send a notice of redemption by first class mail, postage prepaid, (or electronically for Global Notes) to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that, in such case, the Trustee has received the notice from the Issuer at least 45 days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to by the Trustee).  Notes called for redemption become due on the date fixed for redemption.  On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.  Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price and the amount of accrued interest, if any, to be paid to the Redemption Date;

(3)                                 the name and address of the Paying Agent;

(4)                                 in the case of Physical Notes, that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)                                 that, unless the Issuer defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed (in the case of Physical Notes);

(6)                                 if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note;

(7)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)                                 the Section of the Notes pursuant to which the Notes are to be redeemed.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or electronic delivery or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Notices of redemption may not be conditional.

SECTION 3.04.                                   RESERVED.

SECTION 3.05.                                   Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.  On and after the Redemption Date interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.06.                                   Deposit of Redemption Price.

On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, of all Notes to be redeemed on that date.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, interest ceases to accrue on Notes or portions of them called for redemption on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.07.                                   Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

ARTICLE IV

COVENANTS

SECTION 4.01.                                   Payment of Notes.

(a)                                 The Issuer shall pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal of (and premium, if any) or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

(b)                                 The Issuer shall pay interest on overdue principal amount (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

(c)                                  Unless the Issuer shall have provided written notice to the Trustee of the accrual of any Additional Interest, the Trustee shall not be deemed to have any knowledge of whether Additional Interest is accruing.  In addition, the Trustee shall not be responsible for calculating the amount of Additional Interest accrued or to be paid.

SECTION 4.02.                                   Maintenance of Office or Agency.

(a)                                 The Issuer shall maintain the office or agency required under Section 2.04.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

(b)                                 The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuer hereby initially designates the Corporate Trust Office of Wilmington Trust, National Association, as one such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03.                                   Corporate Existence.

Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and material franchises of the Issuer.

SECTION 4.04.                                   Payment of Taxes and Other Claims.

The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, would reasonably likely by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate actions.

SECTION 4.05.                                   RESERVED.

SECTION 4.06.                                   Compliance Certificate; Notice of Default.

(a)                                 The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year, commencing with the fiscal year ending September 30, 2014, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity and what action the Issuer is taking or proposing to take in respect thereof.

(b)                                 The Issuer shall deliver to the Trustee as soon as possible, and in any event within fifteen days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity and the action proposed to be taken thereto.

(c)                                  The Issuer’s fiscal year currently ends on September 30.  The Issuer will provide written notice to the Trustee any time it changes its fiscal year.

SECTION 4.07.                                   RESERVED.

SECTION 4.08.                                   Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.                                   Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, thereon, to the date of purchase (subject to the right of Holders of record on the relevant Interest Payment Date).

(b)                                 Within 30 days following any Change of Control, the Issuer shall send a notice (a “Change of Control Offer”) to each Holder and the Trustee stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(ii)                                  the amount of the Change of Control Payment and the repurchase date (the “Change of Control Payment Date”), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(v)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and

(vii)                           that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $2,000 (or integral multiples of $1,000 in excess thereof).

(c)                                  On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer and not withdrawn;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

(iii)                               deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(d)                                 The Paying Agent will promptly pay to each Holder of Notes so tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate upon receipt of an Issuer Order and mail (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 (or integral multiples of $1,000 in excess thereof).

(e)                                  RESERVED.

(f)                                   The provisions above will be applicable regardless of whether any other provisions of this Indenture are applicable.  Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given for all Notes in accordance with the terms of this Indenture, unless and until there is a default in the payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.  Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

(g)                                  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.  The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes triggered by a Change of Control Offer.  To the extent the provisions of any applicable securities laws or regulations conflict with Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws and regulations.

SECTION 4.10.                                   Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Section 4.10(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 (a) the incurrence by the Issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) and (b) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to the Issuer or any other Restricted Subsidiary of the Issuer (other than Standard Securitization Undertakings incurred in connection with a Qualified Receivables Transaction) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) for Indebtedness incurred under clauses (a) and (b) not to exceed (as of any date of incurrence of Indebtedness pursuant to this clause (1) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the greater of (x) $70.0 million and (y) the Borrowing Base and in each case less any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto) pursuant to Section 4.13 hereof;

(2)                                 Existing Indebtedness;

(3)                                 (a) the Existing Notes outstanding on the Issue Date, and (b) the Notes to be issued on the date of this Indenture and related Note Guarantees, any Exchange Notes and the related Note Guarantees that may be issued pursuant to the Registration Rights Agreement;

(4)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries pursuant to this clause (4) in an aggregate principal amount not to exceed $30.0 million at any time outstanding;

(5)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be incurred under Section 4.10(a) or clause (2), (3), (5) or (17) of this Section 4.10(b);

(6)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Issuer or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)                                 the Guarantee by the Issuer or any Restricted Subsidiary of any obligations including Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.10; provided that, in the case of a Guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.16;

(9)                                 the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued;

(10)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management and similar arrangements, including Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(11)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Issuer or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;

(13)                          the issuance of Disqualified Stock or preferred stock by any of the Issuer’s Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any equity securities that results in such Disqualified Stock or preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

(14)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or such Restricted Subsidiary in the ordinary course of business;

(15)                          the incurrence by the Issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding incurred pursuant to this clause (15) not to exceed $20.0 million;

(16)                          the incurrence by the Foreign Restricted Subsidiaries of the Issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder) incurred pursuant to this clause (16) not to exceed $10.0 million;

(17)                          contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(18)                          the incurrence by the Issuer of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to Section 4.11(b)(5);

(19)                          the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

(20)                          contingent liabilities related to customary earn-outs, purchase price adjustments and indemnities in acquisition agreements and otherwise permitted under this Indenture; provided that the amount of such contingent liabilities shall not exceed the fair market value of assets acquired (in the case of an acquisition) or the purchase price paid to the Issuer or a Restricted Subsidiary (in the case of a disposition).

For purposes of determining compliance with this Section 4.10, in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred pursuant to Section 4.10(a), the Issuer will be permitted to divide or classify such item on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 4.10 at such time.  Indebtedness under the Credit Agreement on the date of this Indenture shall be deemed to have been incurred on such date pursuant to Section 4.10(b)(1).

SECTION 4.11.                                   Limitation on Restricted Payments.

(a)                                 The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)                                   declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer;

(II)                              purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent;

(III)                         make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the Issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(IV)                          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a); and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date pursuant to this clause (3) and Restricted Payments permitted by clauses (1), (7) and (11) of Section 4.11(b), is less than the sum, without duplication, of:

(a)                                 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)                                 100% of the aggregate net proceeds (including the fair market value of property) received by the Issuer subsequent to the Issue Date as a contribution to its equity capital or from the issue or sale of Equity Interests of the Issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer); plus

(c)                                  the amount by which Indebtedness of the Issuer is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer incurred after the Issue Date convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer; plus:

(d)                                 in an amount equal to the net reduction in Restricted Investments by the Issuer and its Restricted Subsidiaries, subsequent to the Issue Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Restricted Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)                                 Section 4.11(a) will not prohibit:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or of any Equity Interests of the Issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the Issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.11(a)(3)(b);

(3)                                 the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

(4)                                 the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

(5)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $5.0 million in any calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Issuer) to employees, officers, directors or consultants of the Issuer and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (3)(b) of Section 4.11(a) or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date less (iii) any amounts previously applied to the payment of Restricted Payments pursuant to clauses (i) and (ii) of this clause (5);

(6)                                 repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(7)                                 other Restricted Payments not otherwise permitted pursuant to this Section 4.11 in an aggregate amount not to exceed $5.0 million;

(8)                                 the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.10 to the extent such dividends are included in the definition of Fixed Charges;

(9)                                 Investments that are made with Excluded Contributions;

(10)                          upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase Notes pursuant to Section 4.09 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); provided that there is a concurrent or prior Change of Control Offer, and all Notes tendered by Holders of the Notes in connection with such Change of Control have been repurchased, redeemed or acquired for value;

(11)                          any Restricted Payment in connection with the redemption, repurchase or other retirement of the Convertible Senior Subordinated Notes;

(12)                          upon the occurrence of an Asset Sale and within 90 days after completion of the offer to repurchase Notes pursuant to Section 4.13 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); provided that there is a concurrent or prior Asset Sale Offer, and all Notes tendered by Holders of the Notes in connection with such Asset Sale Offer have been repurchased, redeemed or acquired for value; and

(13)                          the payment of cash in lieu of the issuance of fractional Equity Interests upon the exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer;

provided, however, that in the case of clauses (7), (8) and (11) of this Section 4.11(b), no Default or Event of Default has occurred and is continuing.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.11 shall, if the fair market value thereof exceeds $5.0 million, be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.  The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing (an “Independent Financial Advisor”) if the fair market value exceeds $25.0 million.  If any fairness opinion or appraisal is required by this Indenture in connection with any Restricted Payments, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, together with a copy of such fairness opinion or appraisal.

SECTION 4.12.                                   Limitation on Liens.

The Issuer shall not, and shall not permit its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than a Permitted Lien) that secures obligations under any Indebtedness or any related Guarantees (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, unless:

(1)                                 in the case of Initial Liens securing Subordinated Indebtedness, the Notes or any applicable Note Guarantee is secured by a Lien on such assets of the Issuer or such Restricted Subsidiary and proceeds thereof that is senior in priority to such Lien; or

(2)                                 in all other cases, the Notes or the applicable Note Guarantee is equally and ratably secured with or prior to such Indebtedness with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be.

Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien (other than a release following enforcement of remedies in respect of such Lien or the Indebtedness secured by such Lien).

SECTION 4.13.                                   Asset Sales.

(a)                                 The Issuer shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale unless:

(I)                                   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(II)                              at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets.

Within 365 days after the Issuer’s or such Restricted Subsidiary’s receipt of any Net Proceeds from such Asset Sale, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option to one or more of the following:

(1)                                 to permanently reduce any Secured Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, in the case of revolving obligations under clause (y) only, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

(2)                                 to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Permitted Business;

(3)                                 to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale; or

(4)                                 to any combination of the foregoing;

provided that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 90 days of such commitment; provided, further that if such commitment is later terminated or cancelled prior to the application of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph will be deemed to constitute “Excess Proceeds.”  Within 10 Business Days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders of the Notes, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that is $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture.  If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this Section 4.13(b), the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(b)                                 For purposes of this Section 4.13, the following are deemed to be cash or Cash Equivalents:

(1)                                 any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are contractually subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing; and

(2)                                 any securities received by the Issuer, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.

(c)                                  Immediately following any Asset Sale Offer, the Issuer is required to mail a notice to the Trustee and to each Holder stating:

(1)                                 that such offer is being made pursuant to this Section 4.13 and that all Notes tendered will be accepted for payment;

(2)                                 the amount of the Excess Payment and the purchase date (the “Offer Payment Date”), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the such offer will cease to accrue interest on and after the Offer Payment Date, as applicable;

(5)                                 that Holders electing to have any Notes purchased pursuant to such offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Offer Payment Date;

(6)                                 that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $2,000 (or integral multiples of $1,000 in excess thereof).

(d)                                 On the Offer Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof tendered pursuant to such offer and not withdrawn;

(2)                                 deposit with the Paying Agent an amount sufficient to pay the Excess Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

(3)                                 deliver or cause to be delivered to the Trustee for cancellation all Notes so tendered and not withdrawn together with an Officers’ Certificate specifying the Notes or portions thereof tendered to the Issuer.

(e)                                  The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Excess Payment or Excess Proceeds Payment, as applicable, in respect of such Notes, and the Trustee will promptly authenticate and mail to such Holder a new Note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 (or integral multiples of $1,000 in excess thereof).  The Issuer will publicly announce the results of the such offer on or as soon as practicable after the Offer Payment Date.

(f)                                   The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of complying with such laws and regulations.

SECTION 4.14.                                   Limitation on Transactions with Affiliates.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)                                 such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this Section 4.14:

(1)                                 any consulting, employment, severance or separation agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries and the payment of compensation thereunder (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case approved by the compensation committee, a majority of the disinterested members of the Board of Directors of the Issuer or, with respect to employees of the Issuer or any Restricted Subsidiary that are not Section 16 Officers, the principal executive officer of the Issuer or the applicable Restricted Subsidiary, as the case may be;

(2)                                 transactions (i) between or among the Issuer and/or the Guarantors, (ii) between or among Restricted Subsidiaries that are not Guarantors; and (iii) between or among the Issuer and the Guarantors, on the one hand, and Restricted Subsidiaries that are not Guarantors, on the other hand, with respect to clause (iii) only, in the ordinary course of business;

(3)                                 payment of reasonable fees to directors of the Issuer and any Parent and the provision of customary indemnities (including advance of expenses in defending a claim) to directors, officers, employees or consultants of the Issuer, and any Parent or any Restricted Subsidiary;

(4)                                 issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer;

(5)                                 any tax sharing agreement or arrangement and payments pursuant thereto among the Issuer and its Subsidiaries and any other Person with which the Issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by this Indenture;

(6)                                 Restricted Payments that are permitted by Section 4.11 or any Permitted Investment;

(7)                                 loans to employees in an amount not to exceed $2.5 million outstanding at any time and advances and expense reimbursements to employees, in each case, in the ordinary course of business;

(8)                                 agreements (and payments relating thereto) existing on the Issue Date, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement in effect on the Issue Date;

(9)                                 transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the Issuer;

(10)                          transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11)                          transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business;

(12)                          transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interest in, or controls, such Person; and

(13)                          transactions which have been approved by a majority of the disinterested members of the Board of Directors and with respect to which an Independent Financial Advisor has delivered an opinion that the terms of such transaction are not materially less favorable that those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer or the Restricted Subsidiaries.

SECTION 4.15.                                   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)                                 transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)                                 However, the restrictions under Section 4.15(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 Existing Indebtedness, the Existing Notes, the Existing Notes Indenture, the Credit Agreement or any other agreements in effect on the Issue Date;

(2)                                 this Indenture, the Notes and the Note Guarantees or by other Indebtedness of the Issuer or of a Guarantor which is equal in right of payment to the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to Section 4.10; provided that the encumbrances and restrictions are not materially more restrictive, taken as a whole, than those contained in this Indenture;

(3)                                 applicable law, rule, regulation or administrative or court order;

(4)                                 any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                 customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(6)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.15(a)(3);

(7)                                 an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets that impose restrictions on the assets to be sold (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(8)                                 Indebtedness otherwise permitted to be incurred under this Indenture; provided that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the Issue Date;

(9)                                 Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10)                          customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)                          any Purchase Money Note that imposes restrictions on disposition of the assets purchased with such Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary;

(12)                          cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;

(13)                          customary provisions in joint venture agreements relating solely to such joint venture;

(14)                          Indebtedness of a Foreign Restricted Subsidiary permitted to be incurred under this Indenture that impose restrictions solely on the Foreign Restricted Subsidiaries party thereto; and

(15)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Issuer’s Board of Directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

SECTION 4.16.                                   Limitations on Issuances of Guarantees of Indebtedness.

(a)                                 The Issuer shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the Issuer or any other Restricted Subsidiary (other than a Guarantee or pledge by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture (in the form set forth in

Exhibit G) providing for the Guarantee of the payments of the Notes by such Restricted Subsidiary, which Guarantee shall be senior or equal to such Subsidiary’s Guarantee of such other Indebtedness.

The preceding paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary:

(i)                                     that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or

(ii)                                  of Senior Indebtedness and any refunding, refinancing or replacement thereof, in each case to the extent it is not incurred pursuant to a syndicated loan, a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements under the Securities Act, which private placement provides for registration rights under the Securities Act.

(b)                                 Notwithstanding Section 4.16(a), any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in Section 11.04.

SECTION 4.17.                                   Reports.

(a)                                 Whether or not required by the Commission, so long as any Notes are outstanding the Issuer will file with the Commission (unless the Commission will not accept such a filing) and furnish to the Trustee and the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided that if the Issuer files such reports electronically with the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the Issuer shall not be required under this Indenture to furnish such reports to the Trustee and the Holders of the Notes.

(b)                                 In addition, following the date by which the Issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuer will continue to file a copy of all of the information and reports referred to in Sections 4.17(a)(1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes (but not any Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  Delivery of such reports, information and documents to the Trustee pursuant to foregoing is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to Officers’ Certificates).

SECTION 4.18.                                   RESERVED.

SECTION 4.19.                                   RESERVED.

SECTION 4.20.                                   Additional Note Guarantees.

If on or after the date of this Indenture the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) that Guarantees any Indebtedness of the Issuer or any Restricted Subsidiary, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor and execute a supplemental indenture (in the form set forth in Exhibit G hereto) and deliver an Officers’ Certificate and Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created.  At the Issuer’s option, the Issuer may cause any Foreign Restricted Subsidiary to Guarantee and provide security for the Notes.  Each Guarantee by a Restricted Subsidiary may be released pursuant to Section 11.04 of this Indenture.

SECTION 4.21.                                   Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted Subsidiaries on or immediately following the date of this Indenture.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and such designation will be permitted only if the Investment would be permitted by Section 4.11 hereof.  The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.  Either of the foregoing designations shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the Section 1.01, Section 4.11 and 4.21.

SECTION 4.22.                                   Business Activities.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.23.                                   RESERVED.

SECTION 4.24.                                   RESERVED.

SECTION 4.25.                                   RESERVED.

SECTION 4.26.                                   RESERVED.

SECTION 4.27.                                   Effectiveness of Covenants When Notes are Rated Investment Grade.

(a)                                 If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)                                 Section 4.10 hereof;

(2)                                 Section 4.11 hereof;

(3)                                 Section 4.13 hereof;

(4)                                 Section 4.14 hereof;

(5)                                 Section 4.15 hereof;

(6)                                 Section 4.16 hereof; and

(7)                                 clause (4) of the first paragraph of Section 5.01 hereof.

(b)                                 In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (i) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (ii) of this Section 4.27(b).

(c)                                  The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.  In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement that would have constituted a breach of a Suspended Covenant had they been operative will give rise to a Default or Event of Default under this Indenture with respect to Notes; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.11 hereof had been in effect at all times.  No Subsidiaries shall be designated as Unrestricted Subsidiaries during the Suspension Period.  All Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.10(b)(2) hereof.

(d)                                 The Issuer, in an Officers’ Certificate, shall promptly provide notice to the Trustee of the commencement and termination of any Suspension Period.  The Trustee shall have no obligation to (i) independently determine or verify any Covenant Suspension Event or a Reversion Date shall have occurred, (ii) make any determination regarding the impact of actions taken during any Suspension Period or the Issuer’s future compliance with any covenants or (iii) notify the Holders of the commencement or termination of any Suspension Period.

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.01.                                   Merger, Consolidation, or Sale of Assets.

(a)                                 The Issuer shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), and the Issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1)                                 either:  (A) the Issuer is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, any territory thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that, in the case such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Notes;

(2)                                 the Successor Company (if other than the Issuer) expressly assumes via supplemental indenture all the obligations of the Issuer, as the case may be, under the Notes, this Indenture and, if applicable, the Registration Rights Agreement;

(3)                                 immediately after such transaction and any related financing transactions, no Default or Event of Default exists;

(4)                                 immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) or (B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio immediately prior to such transaction; and

(5)                                 there is delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

(b)                                 Notwithstanding clauses (3) and (4) of Section 5.01(a), the Issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the Issuer in another jurisdiction.

(c)                                  The Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(d)                                 This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries that are Guarantors.

(e)                                  In connection with any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the Issuer shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.

(f)                                   Upon any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the successor Person formed by such consolidation or into which the Issuer is merged or the Successor Company to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer in this Indenture, and when a successor Person assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, and interest on the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.01.                                   Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                 the Issuer defaults for 30 days in the payment when due of interest on the Notes;

(2)                                 the Issuer defaults in payment when due of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 4.09, Section 4.13 or Section 5.01;

(4)                                 failure by the Issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in an aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture;

(5)                                 default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(a)                                 is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more;

(6)                                 failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $12.5 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7)                                 except as permitted by this Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor or group of Guarantors, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm its obligations under its Note Guarantee;

(8)                                 [Reserved];

(9)                                 [Reserved];

(10)                          the Issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case; or

(ii)                                  consents to entry of an order for relief against it in an involuntary case; or

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 generally is not paying its debts as they become due; and

(11)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                 is for relief against any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii)                                   appoints a custodian of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, take as a whole, would constitute a Significant Subsidiary; or

(iii)                                    orders the liquidation of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

SECTION 6.02.                                   Acceleration.

In the case of any Event of Default specified in Section 6.01(10) or (11) that occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become due and payable immediately without further action or notice on the part of the Trustee or any Holder.

If any Event of Default (other than an Event of Default specified in Section 6.01(10) or (11)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately by notice in writing to the Issuer with a copy to the Trustee (in the case of a notice provided by Holders) specifying the respective Event of Default.

SECTION 6.03.                                   Other Remedies.

(a)                                 If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

(c)                                  Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA.  The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.04.                                   Waiver of Defaults.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  In the case of any such waiver, the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.                                   Control by Majority.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in such direction, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee shall not be required to take any action at the direction of Holders pursuant to this Indenture, and the Trustee shall be indemnified against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.                                   Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense satisfactory to the Trustee;

(4)                                 the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity and security; and

(5)                                 during such 30-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.                                   Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.                                   Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest on the Notes and fees, expenses and other amounts due to the Trustee, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due to them for the compensation, expenses, disbursements, advances and other amounts due to the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any officer committee of creditors.

SECTION 6.10.                                   Priorities.

Any money or property collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Notes for the principal premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

THIRD:  without duplication, to Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

FOURTH:  to the Issuer or as otherwise directed by a court of competent jurisdiction.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.01.                                   Duties of Trustee.

(a)                                 If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default known to the Trustee:

(1)                                 The duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties as are specifically set forth herein and no duties, covenants, responsibilities or obligations shall be implied in this Indenture, or the Notes (together, the “Notes Documents”) against the Trustee.

(2)                                 In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)                                 The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)                                 The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of the Notes Documents that in any way relates to the Trustee is subject to this Section 7.01.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.                                   Rights of Trustee.

Subject to Section 7.01:

(a)                                 The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the gross negligence or willful misconduct of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document.

(h)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)                                     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)                                    The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent and Registrar), and to each agent, custodian and other Person employed to act hereunder.

(l)                                     Unless otherwise specified in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(m)                             The Trustee shall not be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)                                 Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.03.                                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Notes Documents, it shall not be accountable for the Issuer’s use of the proceeds from the

Notes, and it shall not be responsible for any statement or recital in the Notes Documents or any document issued in connection with the sale of the Notes or any statement in the Notes Documents other than the Trustee’s certificate of authentication, and it assumes no responsibility for their correctness.  The Trustee makes no representations with respect to the effectiveness or adequacy of the Notes Documents.

SECTION 7.05.                                   Notice of Default.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder notice of the uncured Default within 60 days after such notice is received unless such Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Offer Payment Date pursuant to an Asset Sale Offer, as applicable, the Trustee shall be protected in withholding the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.                                   Reports by Trustee to Holders.

Within 60 days after each February 15, beginning with February 15, 2015, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.                                   Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder and under the other Notes Documents to which it is a party.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee and each director, stockholder, officer, agent and employee of the Trustee (the Trustee and each such other person being an “Indemnified Party”) or any predecessor Indemnified Party for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of such Indemnified Party), liability or expense imposed on, incurred by or asserted or awarded against any Indemnified Party arising under the Note Documents including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of an Indemnified Party’s rights, powers or duties hereunder and under the other Notes Documents to which it is a party, whether brought by a third party or by the Issuer, any Guarantor or any other Person, except for such actions to the extent caused by the gross negligence or willful misconduct of such Indemnified

Party.  The Indemnified Party shall notify the Issuer promptly of any claim asserted against the Indemnified Party for which it may seek indemnity.  The Issuer may, subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld), defend any third party claim and the Indemnified Party shall cooperate in the defense, and the Indemnified Party may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld), it assumes the Indemnified Party’s defense and there is no conflict of interest or potential conflict of interest between the Issuer and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Issuer need not pay for any settlement made without its written consent.  The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Indemnified Party through its gross negligence or willful misconduct.

The obligations of the Issuer under this 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee..

Without prejudice to its rights hereunder, when the Indemnified Party incurs expenses or renders services after a Default or Event of Default specified in Section 6.01(10) or (11) occurs, such expenses and the compensation for such services (including the fees and expenses of its agent and counsel) shall constitute expenses of administration under the Bankruptcy Law.

Notwithstanding any other provision in this Indenture or the other Notes Documents, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.                                   Replacement of Trustee.

The Trustee may resign at any time by providing thirty days prior written notice to the Issuer.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee.  The Issuer may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor

Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall have all the rights, powers, trusts and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.  A resignation of the Trustee shall not be effective until a successor trustee delivers a written acceptance of its appointment in accordance with this Section 7.08.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                   Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.  In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or transfer to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.                                   Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.                                   Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                   Termination of the Issuer’s Obligations.

(a)                                 This Indenture and the Note Guarantees will be discharged and will cease to be of further effect as to all Notes issued thereunder, except those obligations referred to in the penultimate paragraph of this Section 8.01, when the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and either:

(1)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(2)                                 (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to this Indenture, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (B) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (C) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and (D) all other amounts payable under the Indenture have been paid.

(b)                                 In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination and discharge of the Issuer’s and Guarantors’ obligations under the Notes, this Indenture and the Notes Guarantees have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09.  After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, this Indenture and the Note Guarantees except for those surviving obligations specified above.

SECTION 8.02.                                   Legal Defeasance and Covenant Defeasance.

(a)                                 The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)                                 Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the Issuer and the Guarantors shall be deemed to have satisfied all its other obligations under such Notes, this Indenture and the Note Guarantees and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2)                                 the Issuer’s obligations under Sections 2.06, 2.07, 2.08, 2.09 and 4.02;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

(c)                                  Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.09 through 4.26 and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (5), (6), (10) and (11) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.                                   Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)                                 the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)                                 the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.                                   Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and Government Securities deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from Government Securities in accordance with this Indenture to the payment of the principal of, premium, if any, and interest, on the Notes.  The Trustee shall be under no obligation to invest said U.S. Legal Tender and Government Securities except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and Government Securities deposited pursuant to Section 8.03 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and Government Securities held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.                                   Repayment to the Issuer.

Subject to this Article VIII, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender and Government Securities held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of the principal of, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer.  After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and Government Securities in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                   Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors (to the extent a party to the applicable document) and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Notes Documents of any such Holder;

(5)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                 to provide for the issuance of Additional Notes in accordance with this Indenture;

(7)                                 to add Guarantors with respect to the Notes or to secure the Notes;

(8)                                 to release any Guarantor from its Guarantee pursuant to this Indenture;

(9)                                 to comply with the rules of any applicable securities depositary;

(10)                          to provide for a successor trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

(11)                          to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that, in the good faith opinion of the Issuer, such provision was intended by the Issuer to be a verbatim recitation of the text of the “Description of the Notes” section of the Offering Memorandum, which intent shall be evidenced by an Officers’ Certificate to that effect;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.                                   With Consent of Holders.

(a)                                 Subject to Sections 6.04 and 6.07, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer for the Notes), the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees or may waive compliance by the Issuer or any Guarantor with any provision of this Indenture, the Notes or such Guarantor’s Note Guarantee.

Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)                                 Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the Stated Maturity of any Note or alter the provisions relating to the Redemption Price of any Note at any time;

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, on the Notes;

(5)                                 make any Note payable in money other than U.S. Legal Tender;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes.

(7)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture and such Note Guarantee;

(8)                                 make any change in Section 6.04 or 6.07 hereof or this Section 9.02; or

(9)                                 expressly subordinate such Note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor or make any other change in the ranking or priority of any Note that would adversely affect the Holders.

(c)                                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e)                                  The Trustee shall be entitled to rely upon an Opinion of Counsel and Officers’ Certificate delivered pursuant to Section 12.04 hereof as the basis for any determination that a proposed change or amendment does not adversely affect the Holders.

SECTION 9.03.                                   Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.                                   Revocation and Effect of Consents.

(a)                                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of the Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b)                                 The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which Record Date shall be at least 30 days prior to the first solicitation of such consent.  If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Noteholders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.  No such consent shall be valid or effective for more than 90 days after such Record Date.  The Issuer shall inform the Trustee in writing of the fixed Record Date if applicable.

(c)                                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes any change described in Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and premium, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.                                   Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee.  The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                   Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may but shall not be obligated to, execute any such amendment, supplement or waiver which affects such Person’s own rights, duties or immunities under the Notes Documents.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by the Notes Documents, constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms and that all conditions precedent contained in the Notes Documents have been satisfied.  Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE X

[RESERVED]

ARTICLE XI

GUARANTY OF NOTES

SECTION 11.01.                            Guaranty.

(a)                                 Subject to the provisions of this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:  (i) the principal of, premium, if any, and interest on with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, on the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees and expenses) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any such obligations with respect to the Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the extended Stated Maturity, by acceleration or otherwise.  This Note Guarantee is a present and continuing guaranty of payment and performance, and not of collectability.  Accordingly, failing payment when due of any amount so Guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor or any other obligor under the Notes, the recovery of any judgment against the Issuer, any action to enforce the same, or, to the fullest extent permitted by law, any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment in full of the Notes and all other Obligations hereunder or Legal Defeasance.  Each Guarantor hereby waives, to the fullest extent permitted by law, the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or any other obligor under the Notes, any right to require a proceeding first against the Issuer or any such obligor, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance the obligations contained in the Notes, this Indenture and its Note Guarantee.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any other Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article XI, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed by this Note Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Note Guarantee.  Upon the effectiveness of any acceleration of the obligations Guaranteed by this Note Guarantee, the Trustee shall promptly make a demand for payment of such obligations by each Guarantor under this Note Guarantee.  The obligations of the Guarantors under this Note Guarantee shall be joint and several.

(c)                                  Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded, or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(d)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Note Guarantee.

SECTION 11.02.                            Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 11.03.                            RESERVED.

SECTION 11.04.                            Release of Guarantor.

Any Guarantor will be released and relieved of any obligations under its Note Guarantee:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer or the Issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.13, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement, the Existing Notes and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;

(b)                                 in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer or the Issuer, if the sale or other disposition of all such Capital Stock of that Guarantor complies with Section 4.13, including the application of the Net Proceeds therefrom; provided, however, that if such Guarantor remains a Subsidiary, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;

(c)                                  if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(d)                                 if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.02 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(e)                                  if the Guarantee by such Guarantor, if any, of, and all pledges and security interests, if any, granted by such Guarantor in connection with, all Indebtedness of the Issuer or any Restricted Subsidiary the Guarantee of which by such Guarantor (or the pledge of assets by such Guarantor in connection therewith) would have required such Guarantor to Guarantee the Notes pursuant to Section 4.16 (including, without limitation, the Credit Agreement and the Existing Notes), have been released.

SECTION 11.05.                            Guarantors May Consolidate, etc., on Certain Terms.

(a)                                 Except as otherwise provided in Section 11.04, a Guarantor shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation), and the Guarantor will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)                                 either:  (i) the Person acquiring the property in such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized under (A) the laws of the United States, any state thereof or the District of Columbia or (B) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture in the form set forth in Exhibit H, or (ii) such sale or other disposition complies with Section 4.13, including the application of the Net Proceeds therefrom; and

(3)                                 there is delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

(b)                                 No Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c)                                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(d)                                 In connection with any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, such Guarantor shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.

(e)                                  Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.06.                            Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07.                            Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.                            TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02.                            Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer:

c/o Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

Attention:  Harlan M. Hatfield, Esq.

Telephone:  (801) 984-9400

Facsimile:  (801) 984-9430

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

4 Embarcadero Center

22nd Floor

San Francisco, CA 94111

Attention:  Linda C. Williams, Esq.

Telephone:  (415) 983-7334

Facsimile:  (415) 983-1200

if to the Trustee:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention:  Headwaters Account Administrator
Telephone:  (612) 217-5667
Facsimile:  (612) 217-5651

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication sent to a Noteholder shall be sent to it by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar or electronically for Global Notes and shall be sufficiently given to it if so sent within the time prescribed.

Failure to send a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.                            Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04.                            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under the applicable Notes Documents, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent provided for in the applicable Notes Documents relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05.                            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Notes Documents, other than the Officers’ Certificate required by Section 4.06, shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06.                            Rules by Trustee, Paying Agent and Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.                            Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.  If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.08.                            Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.09.                            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.                            No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner, or stockholder of the Issuer, any Guarantor, any Subsidiary or any Parent shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11.                            Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.                            Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.                            Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14.                            Calculations.

The Issuer shall be responsible for making all calculations and determinations called for under the Notes.  Such calculations and determinations include, but are not limited to, accrued interest payable on the Notes, Applicable Premium and the Treasury Rate.  The Issuer shall make all these calculations in good faith and, absent manifest error; the Issuer’s calculations shall be final and binding on Holders of Notes.  Upon written request, the Issuer shall provide a schedule of its calculations to the Trustee.  The Trustee is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.  The Trustee will forward the Issuer’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Issuer.

SECTION 12.15.                            U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.16.                            Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

HEADWATERS INCORPORATED

By:	/s/ Donald P. Newman
	Name:	Donald P. Newman
	Title:	Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Donald P. Newman
	Name:	Donald P. Newman
	Title:	Chief Financial Officer

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

Signature Page to Indenture

EXHIBIT A

HEADWATERS INCORPORATED
7¼ Senior Notes due 2019

CUSIP No.(1)

ISIN No.(2)

No.	Principal Amount:

HEADWATERS INCORPORATED, a Delaware corporation (the “Issuer,” which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or its registered assigns, the principal sum of                        ($                ) on January 15, 2019.

Interest Payment Dates:  January 15 and July 15.

Record Dates:  January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated:

(1)                                 144A:  42210P AS1
Reg. S:  U40470 AE3

(2)                                 144A:  US42210PAS11
Reg. S:  USU40470AE38

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

HEADWATERS INCORPORATED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 7¼% Senior Notes due 2019 described in the within-mentioned Indenture.

Dated:  [                ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse of Note)
Headwaters Incorporated
7¼% Senior Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.  Interest.  Headwaters Incorporated, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 7¼% per annum.  The Issuer will pay cash interest semi-annually in arrears on January 15 and July 15, commencing on July 15, 2014.  The Issuer will make or cause the paying agent to make, each interest payment to the Holders of record on the immediately preceding January 1 and July 1.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 10, 2013.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.  Method of Payment.  The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3.  Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4.  Indenture.  The Issuer issued the Notes under an Indenture dated as of December 10, 2013 (the “Indenture”) among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa 77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5.  Optional Redemption.

(a)                                 The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2016, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice mailed by first-class mail (or electronically for Global Notes) to each Holder’s registered address at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and any Additional Interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 At any time prior to January 15, 2016, the Issuer shall be entitled on any one or more occasions to redeem, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail (or electronically for Global Notes) to each Holder’s registered address, up to 35% of the aggregate principal amount of Notes issued under the Indenture (which includes any Additional Notes) at a Redemption Price of 107.250% of the principal amount thereof, plus accrued and unpaid interest thereon, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings of the Issuer (or of any Parent to the extent such proceeds are contributed to the equity capital of the Issuer, other than in the form of Disqualified Stock); provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (which includes any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(2)                                 such redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)                                  On or after January 15, 2016, the Issuer shall be entitled to redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ written notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2016	103.625%
2017	101.813%
2018 and thereafter	100.000%

SECTION 6.  Offers to Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

SECTION 7.  Notice of Redemption.  Notices of purchase or redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the purchase or Redemption Date to each Holder of the Notes to be redeemed at its registered address.  No Notes of $2,000 or less shall be redeemed in part.  If any Note is to be purchased or redeemed in part only, any notice of or purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.  A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of any Note.  On and after the purchase or Redemption Date, unless the Issuer defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on the Notes or portions thereof purchased or called for redemption.

SECTION 8.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with the Notes.  The Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer is not required to transfer or exchange any Note selected for redemption.  Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

SECTION 9.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 10.  Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

SECTION 11.  Defaults and Remedies.  If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare the principal of and accrued interest, if any, on such Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture all outstanding Notes will become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of the Notes or in respect of certain covenants set forth in the Indenture.

SECTION 12.  Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Issuer must annually report to the Trustee on compliance with such covenants.  Pursuant to the terms of the Indenture, certain restrictive covenants may be suspended upon a Covenant Suspension Event.

SECTION 13.  No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Guarantor, any Subsidiary, or any Parent shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.  Trustee Dealings with the Issuer.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 15.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17.  Additional Rights of Holders of 144A Global Notes, Regulation S Global Notes and Restricted Definitive Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 7¼% Senior Note due 2019 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest).  The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(3)

SECTION 18.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19.  Guarantees.  The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 20.  Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

(3)                                 This Section not to appear on Exchange Notes.

ASSIGNMENT FORM

I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 ☐                                                                              Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount:  $

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is $[        ].  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES
AND OTHER NOTES THAT ARE RESTRICTED NOTES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)                                 REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2)                                 AGREES THAT IT WILL NOT, WITHIN, THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR AN ACCREDITED INVESTOR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR AN ACCREDITED INVESTOR, RESPECTIVELY, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER AND TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3)                                 AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
RESTRICTED NOTES]

I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Note is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser).  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on Transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

HEADWATERS INCORPORATED
10653 South River Front Parkway
Suite 300
South Jordan, UT 84095

WILMINGTON TRUST, NATIONAL ASSOCIATION
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention:  Headwaters Account Administrator

Fax: 612-217-5651

Ladies and Gentlemen:

In connection with our proposed purchase of 7¼% Senior Notes due 2019 (the “Notes”) of HEADWATERS INCORPORATED, a Delaware corporation (the “Issuer”), we confirm that:

1.                                      We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.                                      We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code

E-1

of 1986, as amended), except as permitted in the section entitled “Notice to Investors” of the Offering Memorandum dated December 5, 2013 relating to the Notes.

4.                                      We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

5.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.                                      We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

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EXHIBIT F

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

HEADWATERS INCORPORATED
10653 South River Front Parkway
Suite 300
South Jordan, UT 84095

WILMINGTON TRUST, NATIONAL ASSOCIATION
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention:  Headwaters Account Administrator

Fax: 612-217-5651

Re:                             Headwaters Incorporated (“the Issuer”)
7¼% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $150,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                 the offer of the Notes was not made to a person in the United States;

(2)                                 either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)                                 no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)                                 we have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

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Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT G

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                           , 20      , among                                                          (the “Guaranteeing Subsidiary”), a subsidiary of Headwaters Incorporated (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 10, 2013 providing for the issuance of its 7¼% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XI thereof.

3.                                      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary or any Parent, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.                                      NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                    , 20

[Guaranteeing Subsidiary]

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

SCHEDULE I

GUARANTORS

1.                                      HCM Stone, LLC, a Utah limited liability company

2.                                      Dutch Quality Stone, Inc., an Ohio corporation

3.                                      Eldorado SC-Acquisition Co., a Utah corporation

4.                                      Eldorado Stone LLC, a Delaware limited liability company

5.                                      Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

6.                                      Eldorado Stone Funding Co., LLC, a Utah limited liability company

7.                                      Stonecraft Manufacturing, LLC, an Ohio limited liability company

8.                                      Chihuahua Stone, LLC, a Utah limited liability company

9.                                      Eldorado Stone Operations, LLC, a Utah limited liability company

10.                               L-B Stone, LLC, a Utah limited liability company

11.                               Headwaters Resources, Inc., a Utah corporation

12.                               Headwaters Services Corporation, a Utah corporation

13.                               Headwaters Construction Materials, Inc., a Utah corporation

14.                               HCM Utah, LLC, a Utah limited liability company

15.                               Global Climate Reserve Corporation, a Utah corporation

16.                               Headwaters Construction Materials, LLC, a Texas limited liability company

17.                               Tapco International Corporation, a Michigan corporation

18.                               Atlantic Shutter Systems, Inc., a South Carolina corporation

19.                               Headwaters Technology Innovation Group, Inc., a Utah corporation

20.                               Headwaters Energy Services Corp., a Utah corporation

21.                               Headwaters Heavy Oil, LLC, a Utah limited liability company

22.                               Headwaters Synfuel Investments, LLC, a Utah limited liability company

23.                               Covol Engineered Fuels, LC, a Utah limited liability company

24.                               Covol Fuels No. 2, LLC, a Utah limited liability company

25.                               Covol Fuels No. 4, LLC, a Utah limited liability company

26.                               Covol Fuels No. 5, LLC, a Utah limited liability company

27.                               Headwaters CTL, LLC, a Utah limited liability company

28.                               Environmental Technologies Group, LLC, a Utah limited liability company

29.                               Headwaters Ethanol Operators, LLC, a Utah limited liability company

30.                               HES Ethanol Holdings, LLC, a Utah limited liability company

31.                               Headwaters Plant Services, Inc., a Utah corporation

32.                               Covol Fuels Alabama No. 3, LLC, a Utah limited liability company

33.                               Covol Fuels Alabama No. 4, LLC, a Utah limited liability company

34.                               Covol Fuels Alabama No. 5, LLC, a Utah limited liability company

35.                               Covol Fuels Alabama No. 7, LLC, a Utah limited liability company

36.                               Covol Fuels Rock Crusher, LLC, a Utah limited liability company

37.                               Covol Fuels Chinook, LLC, a Utah limited liability company

38.                               FlexCrete Building Systems, L.C., a Utah limited liability company

39.                               HCM Louisiana, LLC, a Utah limited liability company

40.                               Headwaters Clean Carbon Services LLC, a Utah limited liability company

Schedule I-1